EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Constant Contact Acquires Digital Storefront™ Provider SinglePlatform

SinglePlatform helps small businesses get found in web and mobile searches;

Constant Contact to add free online listing service to SinglePlatform offering

WALTHAM, Mass. – June 13, 2012 – Constant Contact®, Inc. (NASDAQ: CTCT) today announced that it has acquired privately owned SinglePlatform, which helps small businesses get discovered through web and mobile searches. SinglePlatform gives small business a single place to update their critical business information and delivers that information across a publishing network that reaches more than 200 million consumers per month. This network includes sites like Foursquare, New York Times, YP, and UrbanSpoon, as well as the business’s social media profiles, website, and mobile site. SinglePlatform lets small businesses quickly distribute rich content so that consumers can find it at the very moment they are looking to make a purchase decision. The SinglePlatform offering complements the current Constant Contact suite of online engagement marketing tools by helping small businesses reach and engage their next customer even earlier in the customer lifecycle.

“There are hundreds of online and mobile sites that consumers use to find local businesses and make purchase decisions. It’s literally impossible for time-starved small businesses to keep up with all of them,” said Gail Goodman, CEO of Constant Contact. “Almost 50 percent of searches for local businesses happen without a specific business in mind1 so it’s absolutely critical that small businesses are listed everywhere to ensure they are found when and where consumers are looking. SinglePlatform makes that incredibly simple – update your information once, and it’s delivered to all of the important search engines, apps, directories, and review sites.”

As part of the acquisition, Constant Contact will make it free for small businesses to create basic listings that will be delivered through SinglePlatform’s publishing partners. In addition, SinglePlatform will continue to offer its paid-for Digital Storefront™ product, allowing small businesses to add rich content to their listings, such as menus, products and services, photos, and pricing, to give consumers the information they need when they are making purchase decisions.

“The internet is shifting from a listing directory to a discovery engine,” said Wiley Cerilli, CEO of SinglePlatform. “The first step is making sure your listing is available wherever people are searching. The real magic happens when rich business information – menus, product photos, videos – is delivered at the moment that people are making a purchase decision. SinglePlatform’s Digital Storefront is designed to do just that, getting small businesses in front of more people with the type of information that drives new customers and increased sales.”

SinglePlatform will continue to operate out of its New York City offices. All of SinglePlatform’s employees will join the Constant Contact team, and Cerilli will join the Constant Contact executive team as vice president and general manager, SinglePlatform, reporting directly to Goodman.

“We’re thrilled to have the talented SinglePlatform team join Constant Contact. SinglePlatform is just as passionate about small business success as we have always been,” said Goodman. “I look forward to introducing our half a million small business customers to their offering and sharing the benefits of our suite of engagement marketing tools with SinglePlatform’s rapidly growing user base.”

To learn more, please go to www.constantcontact.com/singleplatform.

Details of Transaction and Updated Financial Guidance

The transaction closed on June 12, 2012. The purchase price was approximately $65 million in cash, subject to certain adjustments. In addition, Constant Contact has granted approximately $5 million in cash and equity compensation for employee retention purposes. Under the terms of the definitive agreement, Constant Contact may be obligated to pay additional consideration of between $10 million and $30 million if SinglePlatform achieves certain revenue objectives over the next two years. SinglePlatform is now a wholly-owned subsidiary of Constant Contact.

As a result of the transaction, Constant Contact is updating its financial guidance. For the second quarter of 2012, the company does not expect the acquisition to have a material impact on revenue. It expects to incur approximately $1 million in expenses due to transaction costs and expected operating costs associated with SinglePlatform in the quarter.

For the full year 2012, SinglePlatform is expected to contribute approximately $1 million of revenue. For the full year 2012, and inclusive of the above mentioned transaction costs, the company now expects adjusted EBITDA to be in the range of $35.4 million to $36.7 million (14.0%-14.5% adjusted EBITDA margin), compared to its previous guidance of $45.8 million to $46.9 million (18.2%-18.6%) as the company invests to scale and takes advantage of the growth potential of SinglePlatform.

On a preliminary basis, the acquisition is expected to contribute more than $10 million in revenue for the full year 2013. The company expects this transaction to be accretive by the latter part of 2013 and for the full year 2014.

The company anticipates providing more detailed financial guidance on its Q2 financial results conference call.

Constant Contact will host a live investor-focused conference call today at 8:30 a.m. ET to discuss the acquisition.

Investor Conference Call Information

When:	Wednesday, June 13, 2012
Time:	8:30 a.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international
Webcast:	http://investor.constantcontact.com/(live and replay)

Live and replay conference ID code: 90746714

The webcast will be archived on Constant Contact’s investor website for three months.

Additional Transaction Information

In connection with the acquisition, on June 11, 2012, the Compensation Committee of Constant Contact’s Board of Directors approved and adopted the Constant Contact, Inc. 2012 Inducement Award Plan and approved the grant of:

•

173,351 restricted stock units to five newly hired nonexecutive employees, 30% of which will vest on the first anniversary of the grant date and 35% of which will vest on each of the second and third anniversary of the grant date, subject to continued employment with Constant Contact; and

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Options to purchase 34,900 shares of Constant Contact common stock to 54 newly hired nonexecutive employees, which options have a seven-year term, an exercise price equal to the last sale, or closing, price of Constant Contact common stock on the date of grant (June 13, 2012), and vest over four years with 25% of the shares vesting one year from the date of grant and an additional 6.25% of the shares vesting quarterly thereafter until fully vested, subject to continued employment with Constant Contact.

In addition, Wiley Cerilli, vice president and general manager, SinglePlatform, was awarded under the 2012 Inducement Plan:

•

49,529 restricted stock units, 30% of which will vest on the first anniversary of the grant date and 35% of which will vest on each of the second and third anniversary of the grant date, subject to continued employment with Constant Contact.

Each of the restricted stock units and stock options described above was granted as an inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

1 Localeze/15miles Local Search Usage Study (conducted by comScore, December 2011).

About Constant Contact, Inc.

Constant Contact wrote the book on Engagement Marketing™ – the new marketing success formula that helps small organizations create and grow customer relationships in today’s socially connected world. More than half a million small businesses, nonprofits and associations worldwide use the company’s online marketing tools to generate repeat business and referrals through email marketing, social media marketing, event marketing, local deals and online surveys. Only Constant Contact offers the proven combination of affordable tools and free KnowHow, including local seminars, personal coaching and award-winning product support. The company further supports small organizations through its extensive network of consultants/resellers, technology providers, franchises and national associations.

Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.

Non-GAAP Financial Measures

This press release contains references to adjusted EBITDA and adjusted EBITDA margin, both of which are non-GAAP financial measures. Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income, net. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Constant Contact believes that non-GAAP measures of financial results in general provide useful information to management and investors regarding certain financial and business trends relating to

Constant Contact’s financial condition and results of operations. The company’s management uses non-GAAP financial measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

Management of the company does not consider non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP financial results. Constant Contact urges investors to not rely on any single financial measure to evaluate the company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the complementary nature of the SinglePlatform product offering, the effectiveness of the SinglePlatform product offering, Constant Contact’s plans to integrate the SinglePlatform product offering with Constant Contact’s product offerings, the earn-out provisions of the acquisition agreement between Constant Contact and SinglePlatform, including the SinglePlatform revenue targets associated with the earn-out, the overall impact of the acquisition of SinglePlatform on Constant Contact’s business and operations, including but not limited to the expenses associated with the transaction and future projected revenue from SinglePlatform’s product offering, and Constant Contact’s financial guidance for the second quarter of 2012 and full year 2012 and additional financial guidance related to 2013 and 2014. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to successfully integrate SinglePlatform, the company’s ability to continue to successfully sell SinglePlatform’s product offering, the company’s ability to retain SinglePlatform’s key employees, the company’s ability to manage disruptions to its ongoing operations as a result of the acquisition, including diversion of management’s time, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, including the Social Campaigns and SaveLocal products and the SinglePlatform product offering, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.

(CTCT-F)

Media Contact:

Erika Dornaus

Constant Contact

781-482-7039

pr@constantcontact.com

Investor Contact:

Jeremiah Sisitsky

Constant Contact

339-222-5740

ir@constantcontact.com

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